EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 21, 2007 (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern) appearing in the Annual Report on Form 10-K of NexMed, Inc. for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in such Registration Statement.

Amper, Politziner & Mattia, PC
December 13, 2007
Edison, New Jersey